UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2008

PLX TECHNOLOGY, INC.
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(Exact Name of Registrant as Specified in its Charter)

DELAWARE
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(State or Other Jurisdiction of Incorporation)

    000-25699                                                          94-3008334
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           (Commission File Number)                      (I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085
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(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060
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(Registrant's telephone number, including area code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On December 15, 2008, PLX Technology, Inc. (“PLX”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Osprey Acquisition Sub, Inc., a wholly-owned subsidiary of PLX (“Merger Sub”), Oxford Semiconductor, Inc. (“Oxford”) and VantagePoint Venture Partners IV (Q), L.P., in its capacity as stockholder representative (“Stockholder Representative”), pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Oxford (the “Merger”).

Pursuant to the Merger Agreement, PLX will acquire all of the outstanding shares of capital stock of Oxford in exchange for 5,600,000 shares of common stock of PLX and a promissory note in the principal amount of $14,200,000 (the “Note”) that will be satisfied by either (i) the issuance of an additional 3,400,000 shares of common stock of PLX (the “Note Satisfaction Shares”) upon approval of PLX’s stockholders, or (ii) the repayment of the principal amount of the Note if such stockholder approval is not obtained by June 30, 2009.

Pursuant to the Merger Agreement, PLX has agreed to call and convene a meeting of its stockholders for the purpose of voting on the approval of the issuance of the Note Satisfaction Shares promptly after the closing of the Merger.

In connection with the execution of the Merger Agreement, certain directors and officers of PLX have entered into a Stockholder Support Agreement pursuant to which they have agreed to vote the shares of PLX they beneficially own (or may acquire) in favor of the issuance of the Note Satisfaction Shares.

The consummation of the Merger is subject to closing conditions, which include, among other things (1) approval of the holders of a majority in interest of Oxford’s outstanding common and preferred stock, voting together as a single class, (2) compliance with certain covenants, and (3) no more than 10% of the holders of Oxford’s outstanding capital stock will have exercised dissenters’ rights.

The parties currently expect the Merger to be consummated in early January 2009.  There can be no assurances that the Merger will be consummated in that time period.

The foregoing description of certain terms of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreement.

On December 16, 2008, PLX issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it had entered into the Merger Agreement. The press release is incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

Pursuant to the Merger Agreement, as described above, PLX will be obligated to issue the Note upon consummation of the Merger as a part of the Merger consideration. The disclosures set forth in Item 1.01 are incorporated by reference herein.

Item 3.02.                      Unregistered Sales of Equity Securities.

Upon consummation of the Merger, the Shares, the Note and, if applicable, the Note Satisfaction Shares, will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”) by reason of Section 4(2) thereof and/or Regulation D promulgated under the Act.  PLX has agreed to file a registration statement on Form S-3 covering the Shares and the Note Satisfaction Shares after the closing of the Merger.

Item 9.01 Financial Statements and Exhibits

The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit Number           Description
____________          _________

2.1
Agreement and Plan of Merger, by and among PLX Technology, Inc., Osprey Acquisition Sub, Inc., Oxford Semiconductor, Inc. and VantagePoint Venture Partners IV (Q), L.P., as stockholder representative (without exhibits)*.

99.1	Press Release dated December 16, 2008.

*The schedules to this agreement, as set forth in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:    /s/ ARTHUR WHIPPLE
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        Arthur Whipple
        Chief Financial Officer

Dated:  December 19, 2008

EXHIBIT INDEX

Exhibit Number           Description
____________          _________

2.1
Agreement and Plan of Merger, by and among PLX Technology, Inc., Osprey Acquisition Sub, Inc., Oxford Semiconductor, Inc. and VantagePoint Venture Partners IV (Q), L.P., as stockholder representative (without exhibits)*.

99.1	Press Release dated December 16, 2008.

*The schedules to this agreement, as set forth in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.